UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2018

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35471	27-4867100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated ABL Facility

On July 25, 2018, SAExploration, Inc. (the “Borrower”), a domestic subsidiary of SAExploration Holdings, Inc. (“Holdings” or the “Company”), entered into the Second Amended and Restated Credit and Security Agreement (the “New ABL Credit Agreement”), by and among the Borrower, Holdings, SAExploration Sub, Inc. (“SAE Sub”), SAExploration Seismic Services (US), LLC (“SAE Seismic”), and NES, LLC (together with Holdings, SAE Sub, and SAE Seismic, the “ABL Guarantors”), the lenders from time to time party thereto (the “ABL Lenders”) and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the ABL Lenders (the “Agent”). The New ABL Credit Agreement amends and restates that certain First Amended and Restated Credit and Security Agreement, dated as of September 22, 2017, by and among the Borrower, the ABL Guarantors, the ABL Lenders and the Agent (as amended, the “First Amended and Restated ABL Credit Agreement”).

The New ABL Credit Agreement provides for up to $30 million in borrowings, all of which had previously been drawn under the First Amended and Restated ABL Credit Agreement, secured primarily by the Borrower’s North American assets, mainly accounts receivable and equipment, subject to certain exclusions and exceptions as set forth in the New ABL Credit Agreement. The Borrower entered into the New ABL Credit Agreement in connection with the Acquisition (as defined below), and the New ABL Credit Agreement permitted the creation of Acquisitions Sub as an excluded subsidiary that does not guarantee the Borrower’s obligations with respect to the New ABL Credit Agreement. After giving effect to the amendment and restatement of the First Amended and Restated Credit Agreement and the entry into the New ABL Credit Agreement, there was an outstanding balance of $30 million on July 25, 2018, which included $30 million of loans outstanding under the First Amended and Restated Credit Agreement.

Borrowings made under the New ABL Credit Agreement bear interest at a rate of 10.75% per annum through and including September 22, 2018, and 11.75% per annum thereafter, and the New ABL Credit Agreement will mature on January 2, 2020, unless terminated earlier.

The New ABL Credit Agreement contains customary affirmative and negative covenants similar to those in the First Amended and Restated Credit Agreement, including, but not limited to, (i) commitments to maintain and deliver to the ABL Lenders, as required, certain financial reports, records and other items, and (ii) restrictions, subject to certain exceptions under the New ABL Credit Agreement, on the ability of the Borrower to incur indebtedness, create or incur liens, enter into fundamental changes to corporate structure or to the nature of the business of the Borrower, dispose of assets, permit a change in control, acquire non-permitted investments, enter into affiliate transactions or make distributions. The New ABL Credit Agreement also contains representations, warranties, covenants and other terms and conditions relating to the payment of fees to the ABL Lenders, which are customary for agreements of this type. However, the New ABL Credit Agreement also carves out certain affirmative and negative covenants from applying to any excluded subsidiary, including Acquisitions Sub.

The New ABL Credit Agreement also provides for customary events of default. If an event of default occurs and is continuing, then the ABL Lenders may, among other options as described in the New ABL Credit Agreement, declare the obligations of the Borrower to be due and payable immediately or declare the funding obligations of the ABL Lenders terminated immediately, subject to the terms of that certain Amended and Restated Intercreditor Agreement, dated as of June 29, 2016 (the “Intercreditor Agreement”), by and among Wells Fargo Bank, National Association, Wilmington Savings Fund Society, FSB, Delaware Trust Company and the Additional Noteholder Agent (as defined in the Intercreditor Agreement).

The representations and warranties of the Borrower and ABL Guarantors in the New ABL Credit Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the Agent and the ABL Lenders. The New ABL Credit Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Borrower and its affiliates. The representations and warranties made by the Borrower and the ABL Guarantors in the New ABL Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

The foregoing description of the New ABL Credit Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the New ABL Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Term Loan Amendment

On July 25, 2018, Holdings, as borrower, the Borrower, SAE Sub, SAE Seismic and NES, as guarantors (the “Term Loan Guarantors”), Delaware Trust Company, as collateral agent and administrative agent (the “Term Loan Agent”), and the lenders from time to time party thereto (the “Term Loan Lenders”) entered into a fourth amendment (“Amendment No. 4”), to the Term Loan and Security Agreement, dated as of June 29, 2016, among the Company, the Term Loan Guarantors, the Term Loan Agent and the Term Loan Lenders (as amended by that certain Amendment No. 1 to Term Loan and Security Agreement, dated as of October 24, 2016, Amendment No. 2 to Term Loan and Security Agreement, dated as of September 8, 2017, and Amendment No. 3 to Term Loan and Security Agreement, dated as of February 28, 2018, the “Term Loan”). Holdings entered into Amendment No. 4, in connection with the Acquisition, and the Term Loan Amendment permitted the creation of Acquisitions Sub as an excluded subsidiary that does not guarantee Holdings’ obligations with respect to the Term Loan.

The representations and warranties of Holdings and the Term Loan Guarantors in Amendment No. 4 were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the Term Loan Agent and the Term Loan Lenders. Amendment No. 4 is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about Holdings or its subsidiaries. The representations and warranties made by Holdings and the Term Loan Guarantors contained in Amendment No. 4 may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

The foregoing description of Amendment No. 4 set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of Amendment No. 4, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Purchase Money Credit Agreement

On July 25, 2018, SAExploration Acquisitions (U.S.), LLC, a domestic subsidiary of Holdings (“Acquisitions Sub”) entered into the Purchase Money Loan and Security Agreement (the “Purchase Money Credit Agreement”), by and among Acquisitions, the lenders from time to time party thereto (the “Purchase Money Lenders”) and Cantor Fitzgerald Securities, as administrative agent for the Purchase Money Lenders (the “Purchase Money Agent”).

The Purchase Money Credit Agreement provides for approximately $23.4 million in borrowings secured on a first lien basis by the Purchased Assets (as defined below). Acquisitions Sub entered into the Purchase Money Credit Agreement to fund the Acquisition (as defined below). Borrowings made under the Purchase Money Credit Agreement will bear interest at a rate of 10.25% per annum, and the Purchase Money Credit Agreement will mature on October 25, 2018, unless terminated earlier.

The Purchase Money Credit Agreement contains customary affirmative and negative covenants, including, but not limited to, (i) commitments to maintain and deliver to the Purchase Money Lenders, as required, certain financial reports, records and other items, and (ii) restrictions, subject to certain exceptions under the Purchase Money Credit Agreement, on the ability of Acquisitions Sub to incur indebtedness, create or incur liens, enter into fundamental changes to corporate structure or to the nature of the business of the Borrower, dispose of assets, permit a change in control, acquire non-permitted investments, enter into affiliate transactions or make distributions. The Purchase Money Credit Agreement also contains representations, warranties, covenants and other terms and conditions relating to the payment of fees to the Purchase Money Lenders, which are customary for agreements of this type. The Purchase Money Credit Agreement also places requirements on Acquisitions Sub to pay the Purchase Money Lenders from proceeds received with respect to any future dispositions of Purchased Assets.

The Purchase Money Credit Agreement also provides for customary events of default. If an event of default occurs and is continuing, then the Purchase Money Lenders may, among other options as described in the Purchase Money Credit Agreement, declare the obligations of Acquisitions Sub to be due and payable immediately or declare the funding obligations of the Purchase Money Lenders terminated immediately.

The representations and warranties of Acquisitions Sub in the Purchase Money Credit Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the Purchase Money Agent and the Purchase Money Lenders. The Purchase Money Credit Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Borrower and its affiliates. The representations and warranties made by Acquisitions Sub in the Purchase Money Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

The foregoing description of the Purchase Money Credit Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Money Credit Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Amendment to and Closing of the Asset Purchase Agreement

As previously described in Holdings’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2018 (the “Initial 8-K”), Holdings, through the Borrower, entered into a “stalking horse” asset purchase agreement, dated June 26, 2018, (the “Asset Purchase Agreement”) with Geokinetics, Inc. and certain of its subsidiaries, debtors and debtors-in-possession (each, a “Seller” and, collectively, “Sellers”), pursuant to which the Company agreed to (i) purchase assets of the Sellers, including accounts receivable, equipment, certain contracts, certain tax assets, inventory, certain intellectual property, and other assets related to the Company’s geophysical services business specializing in acquiring and processing seismic data worldwide (the “Purchased Assets”) and (ii) acquire certain liabilities related thereto in a transaction to be effected in Sellers’ bankruptcy proceedings under Chapter 11 of title 11 of the United States Code, §§ 101 et seq. (the “Bankruptcy Code”) which commenced on June 25, 2018 (the “Acquisition”).

On July 19, 2018, the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) approved the Asset Purchase Agreement, in substantially the same form as Holdings filed in the Initial 8-K, for aggregate cash consideration of $20 million for the Purchased Assets. The Bankruptcy Court issued its approval in the Order (A) Approving the Sale of the Debtor’s Assets Free and Clear of All Liens, Claims, Encumbrances, and Interests, (B) Authorizing the Assumption and Assignment of Executory Contracts and Unexpired Leases, and (C) Granting Related Relief [Docket No. 219] (the “Sale Order”).

On July 23, 2018, the Borrower assigned to Acquisitions Sub all of its right, title and interest in, and its duties and obligations under, the Asset Purchase Agreement. Acquisitions Sub entered into Amendment No. 1 to the Asset Purchase Agreement, dated July 25, 2018 (the “APA Amendment”) with the Sellers, which amended certain provisions related to asset schedules and cure costs and adjusted the purchase price to $19,350,000, subject to adjustments for certain of Acquisitions Sub’s expenses.

Acquisitions Sub financed the consideration for the Acquisition through the Purchase Money Credit Agreement provided by the Purchase Money Lenders, some of which constitute Holdings’ significant stakeholders, including certain funds managed by Highbridge Capital Management, LLC and certain funds managed by Whitebox Advisors LLC. Following the entry of the Sale Order, the entry into the New ABL Credit Agreement, the Term Loan Amendment and the Purchase Money Credit Agreement, and the APA Amendment, the Acquisition closed on July 25, 2018.

The representations and warranties of the Borrower in the Asset Purchase Agreement, as assigned to Acquisitions Sub, were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the Sellers. The Asset Purchase Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Borrower and its subsidiaries. The representations and warranties made by the Borrower in the Asset Purchase Agreement, as assigned to Acquisitions Sub, may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

The representations and warranties of Acquisitions Sub in the APA Amendment were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the Sellers. The APA Amendment is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about Acquisitions Sub. The representations and warranties made by Acquisitions Sub in the APA Amendment may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

The foregoing description of the Asset Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Initial 8-K and is incorporated herein by reference. The foregoing description of the APA Amendment set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the APA Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 under the caption “Amendment to and Closing of the Asset Purchase Agreement” is incorporated into this Item 2.01 by reference.

Item 2.03

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 5.07

On July 24, 2018, the holders of 77.3% of the outstanding shares of the Company’s 8.0% Cumulative Perpetual Series A Preferred Stock (the “Series A Preferred Stock”) consented to the conversion (the “the Preferred Stock Conversion”) of all outstanding shares of the Series A Preferred Stock to shares of common stock, par value $0.0001 per share, in accordance with the Certificate of Designations of 8.0% Cumulative Perpetual Series A Preferred Stock.

Item 8.01.	Other Events.

On July 25, 2018, the Company issued a press release announcing the closing of the Acquisition and entry into New ABL Credit Agreement, the Term Loan Amendment and Purchase Money Credit Agreement. The press release also announced the receipt of consent to the Preferred Stock Conversion. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

On July 26, 2018, the Company issued a press release pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended (the “Securities Act”) to announce that the Company intends to offer $50 million in aggregate principal amount of 6.0% Convertible Secured Notes due 2023 in a private offering. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Furthermore, on July 30, 2018, the Company posted to its website a detailed Fact Sheet (the “Fact Sheet”). The Fact Sheet is available on the Company’s website, www.saexploration.com, and is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated into this Item 8.01 by reference.

All statements in this Item 8.01 and the Fact Sheet, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the Company’s other filings with the SEC for a discussion of other risks and uncertainties. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information in this Item 8.01, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment No. 1 to Asset Purchase Agreement dated as of June 26, 2018 by and among Geokinetics Inc., Geokinetics Holdings USA, Inc., Geokinetics Processing, Inc., Geokinetics USA, Inc., Advanced Seismic Technology, Inc., Geokinetics International Holdings, Inc., Geokinetics International, Inc., Geokinetics (Australasia) PTY Ltd., Geokinetics Exploration, Inc. and SAExploration Acquisitions (U.S.), LLC*

10.1	Second Amended and Restated Credit and Security Agreement, dated as of July 25, 2018, among SAExploration, Inc., as Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Cantor Fitzgerald Securities, as Agent.

10.2	Amendment No. 4 to Term Loan and Security Agreement, dated as of July 25, 2018, among SAExploration Holdings, Inc., as Borrower, the Guarantors party thereto, Delaware Trust Company, as Administrative Agent and Collateral Agent, and the Lenders party thereto.

10.3	Purchase Money Loan and Security Agreement, dated as of July 25, 2018, among SAExploration Acquisitions (U.S.), LLC as Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Cantor Fitzgerald Securities, as Agent.

99.1	Press Release dated July 25, 2018.

99.2	Press Release dated July 26, 2018.

99.3	Fact Sheet, dated July 30, 2018.

*	Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, annexes and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2018	SAExploration Holdings, Inc.

	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary